UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Board of Directors (the “Board”) of Titan International, Inc. (the “Company” or “Titan”) announced that it has approved the transition of Mr. James M. Froisland from his current position as Interim Chief Financial Officer to Chief Financial Officer, effective December 5, 2016. The Company issued a press release making this announcement on December 6, 2016. A copy of the press release is furnished herewith as Exhibit 99.
James M. Froisland - Chief Financial Officer
The Board has appointed Mr. Froisland, age 65, to serve as the Chief Financial Officer of the Company effective December 5, 2016.
Mr. Froisland has served as the Company’s Interim Chief Financial Officer since May 2, 2016. He has had extensive experience as a Chief Financial Officer, Chief Information Officer, Chief Operating Officer, Corporate Secretary, Consultant, and Board Member for both domestic and international public and private equity owned companies. Mr. Froisland was an independent consultant, providing consulting and advisory services concerning strategy, capital structure, valuations, information technology, and served in Interim Chief Financial Officer roles and on public company Boards from 2012 to 2016. He was Interim Chief Financial Officer of InfuSystem Holdings, Inc., a NYSE listed provider of infusion pumps and related services to hospitals, oncology practices and other alternative site healthcare providers from 2010 to 2012. Prior to this role, he served as the Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary of Material Sciences Corporation, a leading NASDAQ global provider of material-based solutions for acoustical and coated-metal applications in the automotive, home appliance, and construction industries.
Mr. Froisland and the Company entered into an Employment Agreement (“Employment Agreement”) effective as of December 5, 2016. The Employment Agreement is effective for two years and will automatically renew for successive one-year renewal periods unless notice of nonrenewal is given in accordance with the provisions of the agreement. Mr. Froisland is entitled to receive a base salary payable at an annual rate of $400,000, to be paid in accordance with the normal practices for remunerating Titan’s salaried executive employees, subject to any increases approved by the Board. Mr. Froisland is also eligible for an annual bonus or incentive compensation, based upon the bonus and performance standards established by the Board of Directors and as determined each year by the Board of Directors. Mr. Froisland is eligible to participate in the Company’s benefit programs which are generally available to Titan’s salaried executive employees, in accordance with their terms, and in the event of his death or disability, is entitled to supplemental death or disability benefits, as the case may be, in accordance with the terms of the Employment Agreement. If Mr. Froisland terminates his Employment Agreement because of a change of control of the Company, as defined in the Employment Agreement, the Company will remain obligated to pay him 100% of his base salary or adjusted base salary for both the balance of the calendar year in which he is terminated or leaves Titan’s employ and the following calendar year.
The foregoing discussion of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.

There are no family relationships between Mr. Froisland and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Froisland and any other persons pursuant to which he was selected as Chief Financial Officer. Mr. Froisland has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10	Employment Agreement dated as of December 5, 2016 between Titan International, Inc. and James M. Froisland

99	Press Release dated December 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	December 6, 2016	By:	/s/ JAMES M. FROISLAND
James M. Froisland
Chief Financial Officer
(Principal Financial Officer)